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Exhibit 2.2

19 January 2006

DEED OF AMENDMENT
in respect of
SHARE PURCHASE AGREEMENT
between
ALTRA INDUSTRIAL MOTION, INC.
ROGER BURDETT
PHILIP BALDREY

THIS DEED OF AMENDMENT is made on 19 January 2006 between the following parties:

(1)
ALTRA INDUSTRIAL MOTION, INC., a corporation existing under the laws of the State of Delaware, whose address is 14 Hayward Street, Quincy, MA 02171 (the "Purchaser");

(2)
ROGER BURDETT of 2 Pennyfields Boulevard, Long Eaton, Nottinghamshire NG10 3QJ ("Mr Burdett"); and

(3)
PHILIP BALDREY of 34 St Bernard Road, Solihull B92 7BB ("Mr Baldrey" and together with Mr Burdett the "Sellers").

WHEREAS:

(A)
The Sellers and the Purchaser entered into a share purchase agreement on 7 November 2005 in respect of the purchase of the entire issued share capital of Hay Hall Holdings Limited (the "Share Purchase Agreement").

(B)
The Purchaser and the Sellers wish to amend clauses 4.1 and 4.3(a) of the Share Purchase Agreement.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1
INTERPRETATION
1.1
Terms not otherwise defined in this Deed shall have the meanings set out in the Share Purchase Agreement.

1.2
The singular includes the plural and vice versa and any gender includes any other gender.

2
AMENDMENTS

2.1
The time and place of the Closing, as set out in clause 4.1 of the Share Purchase Agreement, shall be amended by replacing the words "shall take place at the offices of Weil Gotshal & Manges LLP located at One South Place, London, EC2M 2WG (or at such other place as the parties may designate in writing) at 9.00 a.m. (New York City time)" with "shall take place at the offices of Berwin Leighton Paisner LLP located at Adelaide House, London Bridge, London EC4R 9HA (or at such other place as the parties may designate in writing) at 9.00 a.m. (London time)".

2.2
The Share Purchase Agreement shall be amended by the insertion of "February 15, 2006" in place of "December 31, 2005" in clause 4.3(a).

3
EFFECTIVE DATE

3.1
This Deed shall be deemed to be effective as of 31 December 2005.

3.2
The parties to this Deed agree that the Share Purchase Agreement has not been terminated and that its terms, as amended by this Deed, remain valid and binding on the parties.

4
CONSTRUCTION

  This Deed shall form part of and be construed as one with the Share Purchase Agreement and all references in the Share Purchase Agreement to "this Agreement" shall be construed so as to refer to the Share Purchase Agreement as amended by this Deed.

5
WHOLE AGREEMENT

  It is agreed that:

  (a)
  no party has entered into this Deed in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to herein; and

  (b)
  no party shall have any remedy in respect of misrepresentation or untrue statement made by any other party unless and to the extent that a claim lies for breach of warranty herein,

  save that this clause shall not exclude any liability for fraudulent misrepresentation.

VARIATION

  No variation of any of the terms of this Deed shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

7
COSTS

  Each of the parties shall pay its own costs incurred in connection with the negotiation, preparation and implementation of this Deed.

8
FURTHER ASSURANCES

  The parties hereto shall (and shall procure that their respective nominees shall) at their own expense do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to the terms of this Deed.

9
COUNTERPARTS

  This Deed may be executed in any number of counterparts, all of which when taken together shall constitute one and the same agreement.

10
EXCLUSION OF THIRD PARTY RIGHTS

  A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

11
APPLICABLE LAW

  This Deed shall be governed by and construed in accordance with English law and all the parties hereto irrevocably submit to the exclusive jurisdiction of the English courts as regards any claim, dispute or matter arising out of or relating to this Deed or any of the documents to be executed pursuant to it.

IN WITNESS WHEREOF the parties have entered into this Deed which is delivered the day and year first before written

EXECUTED as a DEED	)
for and on behalf of	) /s/ MICHAEL L. HURT	Director
ALTRA INDUSTRIAL	)
MOTION, INC.	)
EXECUTED as a DEED
by ROGER BURDETT	) /s/ ROGER BURDETT
in the presence of:	)
/s/ L. ROBERTSON	Signature of the Witness
/s/ LYNN ROBERTSON	Name of the Witness
2 Pennyfields Boulevard	Address of the Witness
Long Eaton

Account Manager	Occupation of the Witness
EXECUTED as a DEED	)
by PHILIP BALDREY	) /s/ PHILIP BALDREY
in the presence of:	)
/s/ H.H. BALDREY	Signature of the Witness
H.H. Baldrey	Name of the Witness
Sollhull	Address of the Witness
B92 7B8

Housewife	Occupation of the Witness

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  Exhibit 2.2